Exhibit 99.1

For further information contact:

Investor Relations:

Matt Harrell

901.201.8293

Matt.Harrell@servicemaster.com

Media:

James Robinson

901.597.7521

James.Robinson@servicemaster.com

ServiceMaster Announces Pricing of Financing Transactions in Conjunction

with the Spin-off of Frontdoor Business

MEMPHIS, TENN. — August 15, 2018 — ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential residential and commercial services, today announced that its wholly owned subsidiary, frontdoor, inc. (“Frontdoor”), the new corporate name for the parent company of ServiceMaster’s American Home Shield business, priced $1 billion of financing transactions in advance of the planned spin-off of Frontdoor. Such financing transactions consist of an offering of $350 million aggregate principal amount of 6.75% Senior Notes due 2026 (the “Notes”) and entry into a $650 million term loan facility due 2025.  The Notes are expected to be sold at a price equal to 100% of their face amount, plus accrued and unpaid interest thereon.  The term loan facility is expected to be sold at a price equal to 99.75% of its face value, with an interest rate of LIBOR plus 2.50% per annum or an alternate base rate plus 1.50% per annum, with a 0.00% LIBOR floor.

The financing transactions are another step toward the planned spin-off of Frontdoor and are expected to be completed on Friday, August 17th, subject to certain conditions. The result of these financing transactions, related transactions and the planned spin-off of Frontdoor would ultimately be a reduction in ServiceMaster’s total consolidated outstanding indebtedness by approximately $1 billion.

The Notes were offered in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered only to qualified institutional buyers pursuant to Rule 144A and to certain persons outside the United States pursuant to Regulation S, each under the Securities Act.

The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

This press release is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes American Home Shield (home service plans), AmeriSpec (home inspections), Furniture Medic (cabinet and furniture repair), Merry Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore (disaster restoration) and Terminix (termite and pest control). The company is headquartered in Memphis, Tenn.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements, including statements with respect to the potential separation of Frontdoor from ServiceMaster and the distribution of Frontdoor shares to ServiceMaster shareholders. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond ServiceMaster’s control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in ServiceMaster’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: uncertainties as to the timing of the spin-off or whether it will be completed at all, the results and impact of the announcement of the spin-off, the failure to satisfy any conditions to complete the spin-off, the expected tax treatment of the spin-off, the increased demands on management to prepare for and accomplish the spin-off, the incurrence of significant transaction costs, the impact of the spin-off on the businesses of ServiceMaster and Frontdoor, and the failure to achieve anticipated benefits of the spin-off. ServiceMaster cautions investors that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, ServiceMaster’s actual results of operations, financial condition and liquidity, and the development of the market segments in which ServiceMaster operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; the effects of ServiceMaster’s substantial indebtedness; changes in interest rates, because a significant portion of ServiceMaster’s indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of ServiceMaster’s business strategies, and costs associated with restructuring initiatives. ServiceMaster assumes no obligation to update the information contained herein, which speaks only as of the date hereof. For a discussion of some of the important factors that could cause ServiceMaster’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this press release, investors should refer to the disclosure contained under the heading “Risk Factors” in Frontdoor’s registration statement on Form 10.